UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2025
OraSure Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-882-1820
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2025, Kathleen G. Weber notified OraSure Technologies, Inc. (the “Company”) of her resignation as Chief Product Officer of the Company, effective June 30, 2025. Ms. Weber’s resignation will be treated as a resignation for “Good Reason,” as such term is defined in Amendment No. 2 to that certain Employment Agreement, dated as of January 1, 2019 (as amended, the “Employment Agreement”), by and among Ms. Weber, the Company, and DNA Genotek Inc., the Company’s wholly-owned subsidiary. Ms. Weber will be entitled to the severance benefits set forth in the Employment Agreement consistent with a resignation for “Good Reason.” All severance benefits are contingent upon Ms. Weber’s execution of a general release of claims against the Company. The Employment Agreement and each amendment thereto are filed as Exhibits 10.1, 10.2 and 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 7, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 9, 2025	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner
President and Chief Executive Officer